Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Society Pass Incorporated

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated February 11, 2021, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the financial statements of HotTab Pte. Limited for the years ended December 31, 2018 and 2017, which appears in this Registration Statement on Amendment No. 3 to Form S-1.

/s/ RBSM LLP

New York, New York

September 24, 2021